                                                                  EXHIBIT 28 (c)



                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 11-K


(Mark One)

   [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         For the calendar year ended December 31, 1997

   OR

   [  ]  TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE SECURITIES EXCHANGE
         ACT OF 1934

             For the transition period from __________ to __________



                        TRANSCORE RETIREMENT SAVINGS PLAN
                        ---------------------------------
                            (Full title of the plan)

                                7611 Derry Street
                              Harrisburg, PA 17111

           Plan's telephone number, including area code (717) 561-2400

                 Science Applications International Corporation
                 10260 Campus Point Drive, San Diego, California
                  92121 (Name of issuer of the securities held
                   pursuant to the plan and the address of its
                           principal executive office)

        Registrant's telephone number, including area code (619) 546-6000

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the trustee (or other persons who administer the Plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       TRANSCORE RETIREMENT SAVINGS PLAN



Date:    April 23, 1998                BY:/s/ JOHN M. WORTHINGTON
                                          --------------------------------------
                                          John M. Worthington
                                          Senior Vice President and
                                          Chief Operating Officer

TRANSCORE RETIREMENT SAVINGS PLAN

INDEX TO FINANCIAL STATEMENTS


                                                                                       PAGE
Report of Independent Accountants                                                        F-2

Financial Statements:

   Statements of Net Assets Available for Plan Benefits, with Fund Information
   as of December 31, 1997 and 1996                                                  F-3-F-4

   Statements of Changes in Net Assets Available for Plan Benefits, with Fund
   Information for the Years Ended December 31, 1997 and 1996                        F-5-F-6

   Notes to Financial Statements                                                    F-7-F-10

Additional Information*:

   Schedule I:   Schedule of Assets Held for Investment Purposes at
                 December 31, 1997                                                      F-11
   Schedule II:  Schedule of Loans or Fixed Income Obligations at
                 December 31, 1997                                                      F-12
   Schedule III: Schedule of Reportable Transactions for the Year Ended
                 December 31, 1997                                                      F-13


    * Other supplemental schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                          REPORT OF INDEPENDENT ACCOUNTANTS


To the Plan Administrator and Participants of the TransCore Retirement Savings Plan

In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the net assets available for benefits of the TransCore Retirement Savings Plan (the Plan) at December 31, 1997, and the changes in net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. The financial statements of the TransCore Retirement Savings Plan for the year ended December 31, 1996 were audited by other independent accountants whose report dated June 23, 1997 expressed an unqualified opinion on those statements.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I through III is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



PRICE WATERHOUSE LLP

San Diego, California
April 3, 1998

TRANSCORE RETIREMENT SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
DECEMBER 31, 1997
--------------------------------------------------------------------------------------------------------------------------

                                                                        FUND INFORMATION
                                        ----------------------------------------------------------------------------------
                                                                                    MONEY
                                        SHORT-TERM                   LONG-TERM      MARKET       WELLESLEY
                                         FEDERAL         GNMA        CORPORATE      PRIME         INCOME      WELLINGTON
                                        PORTFOLIO      PORTFOLIO     PORTFOLIO     PORTFOLIO       FUND          FUND
                                        -----------   -----------   -----------   -----------   -----------   -----------
Investments, at fair value

 Science Applications International
 Corporation Common Stock
    (cost $1,392,907)
 Vanguard Mutual Funds
    (aggregate cost $7,684,316)         $   153,289   $   230,780   $   968,620   $   737,374   $   495,658   $ 2,634,417

 Short-term investments and cash
    (cost $77,650)
 Loans to participants - principal
    balance
                                        -----------   -----------   -----------   -----------   -----------   -----------
      Net assets available for
             plan benefits              $   153,289   $   230,780   $   968,620   $   737,374   $   495,658   $ 2,634,417
                                        ===========   ===========   ===========   ===========   ===========   ===========

      Unit or share values (Note 2)    $     10.13   $     10.43   $      9.26   $      1.00   $     21.86   $     29.45
                                        ===========   ===========   ===========   ===========   ===========   ===========


STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
DECEMBER 31, 1997
-------------------------------------------------------------------------------------------------------------------------


                                      -----------------------------------------------------------------------------------

                                         INDEX                    INTERNATIONAL                    SAIC
                                          500          WINDSOR II     GROWTH        LOAN          COMMON
                                        PORTFOLIO        FUND        PORTFOLIO      FUND           STOCK         TOTAL
                                        -----------   -----------   -----------   -----------   -----------   -----------
Investments, at fair value

 Science Applications International
 Corporation Common Stock                                                                       $ 2,563,314   $ 2,563,314
    (cost $1,392,907)
 Vanguard Mutual Funds
    (aggregate cost $7,684,316)         $ 1,368,292   $ 1,750,943   $   699,077                                 9,038,450

 Short-term investments and cash                                                                     77,983        77,983
    (cost $77,650)
 Loans to participants - principal
    balance                                                                       $    87,480                      87,480
                                        -----------   -----------   -----------   -----------   -----------   -----------

      Net assets available for
             plan benefits              $ 1,368,292   $ 1,750,943   $   699,077   $    87,480   $ 2,641,297   $11,767,227
                                        ===========   ===========   ===========   ===========   ===========   ===========

      Unit or share values (Note 2)     $     90.07   $     28.62   $     16.39                 $     34.78
                                        ===========   ===========   ===========                 ===========

               See accompanying notes to the financial statements

TRANSCORE RETIREMENT SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
DECEMBER 31, 1996
--------------------------------------------------------------------------------------------------------------------------------

                                                                             FUND INFORMATION
                                         ---------------------------------------------------------------------------------------

                                                                                MONEY
                                          SHORT-TERM               LONG-TERM    MARKET       WELLESLEY                  INDEX
                                           FEDERAL      GNMA       CORPORATE     PRIME        INCOME      WELLINGTON     500
                                          PORTFOLIO   PORTFOLIO    PORTFOLIO    PORTFOLIO      FUND         FUND       PORTFOLIO
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Investments, at fair value

    Science Applications International
    Corporation Common Stock
      (cost $1,292,490)
    Vanguard Mutual Funds
      (aggregate cost $5,556,829)        $  114,064   $  142,664   $  895,224   $  662,276   $  394,655   $2,038,251   $  637,352
    Short-term investments and cash
    Loans to participants -
      principal balance
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------

         Net assets available for plan
            benefits                     $  114,064   $  142,664   $  895,224   $  662,276   $  394,655   $2,038,251   $  637,352
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========

         Unit or share values (Note 2)   $    10.13   $    10.22   $     9.26   $     1.00   $    20.51   $    26.15   $    69.16
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========



STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
DECEMBER 31, 1996
--------------------------------------------------------------------------------------------------------------------------------

                                                                                         FUND INFORMATION
                                         ---------------------------------------------------------------------------------------
                                                     INTERNATIONAL                SAIC
                                          WINDSOR II    GROWTH        LOAN       COMMON
                                            FUND       PORTFOLIO      FUND        STOCK         TOTAL
                                          ----------   ----------   ----------   ----------   ----------
Investments, at fair value

    Science Applications International
    Corporation Common Stock                                                     $1,681,467   $1,681,467
      (cost $1,292,490)
    Vanguard Mutual Funds
      (aggregate cost $5,556,829)         $  930,975   $  510,143                              6,325,604
    Short-term investments and cash
    Loans to participants -
      principal balance                                             $   78,618                    78,618
                                          ----------   ----------   ----------   ----------   ----------

         Net assets available for plan
            benefits                      $  930,975   $  510,143   $   78,618   $1,681,467   $8,085,689
                                          ==========   ==========   ==========   ==========   ==========

         Unit or share values (Note 2)    $    23.83   $    16.46               $    22.83
                                          ==========   ==========               ==========



               See accompanying notes to the financial statements

TRANSCORE RETIREMENT SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1997
------------------------------------------------------------------------------------------------------------------------

                                                                         FUND INFORMATION
                                       ---------------------------------------------------------------------------------

                                                                                           MONEY
                                            SHORT-TERM                     LONG-TERM       MARKET           WELLESLEY
                                             FEDERAL         GNMA          CORPORATE       PRIME             INCOME
                                            PORTFOLIO      PORTFOLIO       PORTFOLIO       PORTFOLIO          FUND
                                          ------------    ------------    ------------    ------------    ------------
Investment income:
    Interest
    Dividends                             $      8,330    $     12,709    $     70,346    $     36,331    $     54,610
    Net appreciation (depreciation) in
      fair value of investments                    412           4,077          47,723                          30,294
                                          ------------    ------------    ------------    ------------    ------------

         Total investment income                 8,742          16,786         118,069          36,331          84,904

Contributions:
    TransCore Company Contributions              8,810          11,813          20,538          24,109          23,042
    Participant Contributions                   31,430          41,242          68,823          80,321          87,831
    Rollover Contributions                       4,818          21,468                          29,821           3,926
                                          ------------    ------------    ------------    ------------    ------------

         Total additions                        53,800          91,309         207,430         170,582         199,703
                                          ------------    ------------    ------------    ------------    ------------

Withdrawals                                     (8,415)         (9,272)        (83,688)        (26,684)         (3,675)
Net transfers among funds                       (6,160)          6,079         (50,346)        (68,800)        (95,025)
                                          ------------    ------------    ------------    ------------    ------------

         Net increase                           39,225          88,116          73,396          75,098         101,003

Net assets available for plan benefits:
    Beginning of year                          114,064         142,664         895,224         662,276         394,655
                                          ------------    ------------    ------------    ------------    ------------

    End of year                           $    153,289    $    230,780    $    968,620    $    737,374    $    495,658
                                          ============    ============    ============    ============    ============



STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1997
----------------------------------------------------------------------------------------------------------------------------------

                                                                         FUND INFORMATION
                                       -------------------------------------------------------------------------------------------


                                                            INDEX                        INTERNATIONAL                    SAIC
                                          WELLINGTON         500          WINDSOR II        GROWTH           LOAN        COMMON
                                             FUND          PORTFOLIO         FUND         PORTFOLIO          FUND         STOCK
                                         ------------    ------------    ------------    ------------    ------------  ------------
Investment income:
    Interest                                                                                             $      6,051
    Dividends                            $    221,363    $     26,075    $    154,631    $     29,254
    Net appreciation (depreciation) in
      fair value of investments               257,960         245,064         211,482         (17,145)                 $    892,863
                                         ------------    ------------    ------------    ------------    ------------  ------------

         Total investment income              479,323         271,139         366,113          12,109           6,051       892,863

Contributions:
    TransCore Company Contributions            60,293          81,923          93,641          35,341                        64,327
    Participant Contributions                 232,456         350,700         388,771         146,388                       243,369
    Rollover Contributions                     16,287          58,868          56,110          15,415                        39,015
                                         ------------    ------------    ------------    ------------    ------------  ------------

         Total additions                      788,359         762,630         904,635         209,253           6,051     1,239,574
                                         ------------    ------------    ------------    ------------    ------------  ------------

Withdrawals                                  (192,213)       (145,176)       (176,640)         (7,450)        (13,207)     (285,368)
Net transfers among funds                          20         113,486          91,973         (12,869)         16,018         5,624
                                         ------------    ------------    ------------    ------------    ------------  ------------

         Net increase                         596,166         730,940         819,968         188,934           8,862       959,830

Net assets available for plan benefits:
    Beginning of year                       2,038,251         637,352         930,975         510,143          78,618     1,681,467
                                         ------------    ------------    ------------    ------------    ------------  ------------

    End of year                          $  2,634,417    $  1,368,292    $  1,750,943    $    699,077    $     87,480  $  2,641,297
                                         ============    ============    ============    ============    ============  ============


STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1997
-------------------------------------------------------------------------------------







                                                TOTAL
                                            ------------
Investment income:
    Interest                                $      6,051
    Dividends                                    613,649
    Net appreciation (depreciation) in
      fair value of investments                1,672,730
                                            ------------

         Total investment income               2,292,430

Contributions:
    TransCore Company Contributions              423,837
    Participant Contributions                  1,671,331
    Rollover Contributions                       245,728
                                            ------------

         Total additions                       4,633,326
                                            ------------

Withdrawals                             )       (951,788)
Net transfers among funds
                                            ------------

         Net increase                          3,681,538

Net assets available for plan benefits:
    Beginning of year                          8,085,689
                                            ------------

    End of year                             $ 11,767,227
                                            ============




               See accompanying notes to the financial statements

TRANSCORE RETIREMENT SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1996
----------------------------------------------------------------------------------------------------------------------------------
                                   FUND INFORMATION
                                   -----------------------------------------------------------------------------------------------
                                                                                       MONEY
                                     SHORT-TERM                      LONG-TERM         MARKET       WELLESLEY
                                      FEDERAL           GNMA         CORPORATE         PRIME          INCOME        WELLINGTON
                                     PORTFOLIO       PORTFOLIO       PORTFOLIO       PORTFOLIO         FUND            FUND
                                   -------------   -------------   -------------   -------------   -------------  ----------------
Investment income:
    Interest
    Dividends                           $ 6,672         $ 9,130        $ 83,583        $ 34,155        $ 34,908         $ 156,599
    Net appreciation (depreciation)
      in fair value of investments       (1,413)         (2,399)        (77,531)                         (1,409)          123,401
                                      ---------       ---------       ---------       ---------       ---------       -----------

         Total investment income          5,259           6,731           6,052          34,155          33,499           280,000

Contributions:
    TransCore Company Contributions       5,668           6,918          22,552          26,482          14,671            42,646
    Participant Contributions            21,535          23,944          75,819          91,449          56,321           159,421
    Rollover Contributions                  972                                          33,735                            55,671
                                      ---------       ---------       ---------       ---------       ---------       -----------

         Total additions                 33,434          37,593         104,423         185,821         104,491           537,738
                                      ---------       ---------       ---------       ---------       ---------       -----------

Withdrawals                              (3,392)         (4,002)        (21,655)        (19,622)        (19,111)          (79,968)
Net transfers among funds               (27,349)        (15,727)       (219,651)       (161,144)       (166,565)         (192,045)
                                      ---------       ---------       ---------       ---------       ---------       -----------

         Net increase (decrease)          2,693          17,864        (136,883)          5,055         (81,185)          265,725

Net assets available for plan
         benefits:
      Beginning of year                 111,371         124,800       1,032,107         657,221         475,840         1,772,526
                                      ---------       ---------       ---------       ---------       ---------       -----------

      End of year                     $ 114,064       $ 142,664       $ 895,224       $ 662,276       $ 394,655       $ 2,038,251
                                      =========       =========       =========       =========       =========       ===========



STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1996
----------------------------------------------------------------------------------------------------------------------------------
                                               FUND INFORMATION
                                        ------------------------------------------------------------------------------------------

                                           INDEX                        INTERNATIONAL                   SAIC
                                            500          WINDSOR II        GROWTH         LOAN         COMMON
                                         PORTFOLIO          FUND          PORTFOLIO       FUND          STOCK          TOTAL
                                         ------------   -------------   -------------   ---------   -------------- ---------------
Investment income:
    Interest                                                                             $ 5,793                          $ 5,793
    Dividends                               $ 12,207        $ 58,631        $ 21,305                                      417,190
    Net appreciation (depreciation)
      in fair value of investments            84,223          83,202          32,339                    $ 229,729         470,142
                                           ---------       ---------       ---------    --------      -----------     -----------

         Total investment income              96,430         141,833          53,644       5,793          229,729         893,125

Contributions:
    TransCore Company Contributions           26,549          37,095          17,080                        6,289         205,950
    Participant Contributions                109,947         149,284          68,519                       22,776         779,015
    Rollover Contributions                    53,784          75,895          31,910                       49,919         301,886
                                           ---------       ---------       ---------    --------      -----------     -----------

         Total additions                     286,710         404,107         171,153       5,793          308,713       2,179,976
                                           ---------       ---------       ---------    --------      -----------     -----------

Withdrawals                                   (9,735)        (15,405)         (8,924)     (9,083)         (36,104)       (227,001)
Net transfers among funds                     47,479         114,818          27,145      22,576          570,463
                                           ---------       ---------       ---------    --------      -----------     -----------

         Net increase (decrease)             324,454         503,520         189,374      19,286          843,072       1,952,975

Net  assets available for plan benefits:
      Beginning of year                      312,898         427,455         320,769      59,332          838,395       6,132,714
                                           ---------       ---------       ---------    --------      -----------     -----------

      End of year                          $ 637,352       $ 930,975       $ 510,143    $ 78,618      $ 1,681,467     $ 8,085,689
                                           =========       =========       =========    ========      ===========     ===========


               See accompanying notes to the financial statements

TRANSCORE RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF RETIREMENT SAVINGS PLAN

THE PLAN

The following description of the TransCore Retirement Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more comprehensive description of the Plan's provisions.

The Plan is a defined contribution plan which became effective January 1, 1986. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code.

The purpose of the Plan is to encourage and assist employees in following a systematic savings program suited to their individual objectives, and to provide an opportunity for employees to become stockholders of Science Applications International Corporation (SAIC). TransCore (the "Company") is a wholly-owned subsidiary of SAIC. Any employee of the Company who was hired before April 1, 1986 or any employee who has completed at least one year of continuous service, as determined in accordance with the Company's service rules, or who has been compensated for 1,000 or more hours in a period of 12 consecutive months is eligible for participation in the Plan.

Eligible employees may participate in the Plan by authorizing the Company to make biweekly salary deferrals. The Plan permits participants to elect to defer up to 15% of compensation. The Company will match 50% of the Participant's salary deferrals on the first 4% of eligible compensation. At the discretion of the Board of Directors, the Company may make additional profit-sharing contributions. All of the above savings and elections are subject to regulatory and Plan limitations.

Company matching and profit sharing contributions vest as follows:

                                                                       VESTED
          YEARS OF SERVICE                                           PERCENTAGE
          ----------------                                           ----------
   Less than one year                                                     0
   After one year, but less than two years                               20
   After two years, but less than three years                            40
   After three years, but less than four years                           60
   After four years, but less than five years                            80
   After five years                                                     100

A participant with less than five years of service who withdraws any matched savings will forfeit a portion of related company contributions in accordance with specific plan provisions. The nonvested portion of the participant's profit-sharing contribution account is forfeited at the end of the Plan year in which termination occurs and is reallocated as additional profit-sharing contributions to the remaining eligible participants. The nonvested portion of the participant's matching contribution account is forfeited at the participant's date of termination and is used to reduce future employer matching contributions to the Plan. Participants who retire may withdraw their vested balances in a lump sum payment at any time prior to attaining the age of 70 1/2.

Participants may borrow up to one-half of their vested account balances subject to certain minimum and maximum loan limitations. All approved loans require the participant to pledge the vested portion of his/her account balance as plan collateral. The loan must be repaid in regular installments through payroll deductions over a period not to exceed five years.

TRANSCORE RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

INVESTMENT FUNDS

Participants may allocate contributions among fund options at their discretion. Participants may transfer balances between all funds with the exception of the SAIC Common Stock Fund, which can receive amounts only through contributions. The investment options offered by the Plan are described below:

Vanguard Group Funds

Each of the following mutual funds has its own investment objectives and varying degrees of risk.

  Short-Term Federal Portfolio - Seeks a high level of interest income and modest fluctuations in share price by investing primarily in short-term securities issued by the U.S. government and its agencies.

  GNMA Portfolio - Seeks a high-level of interest income by investing in a broad range of mortgage-backed securities issued by the Government National Mortgage Association.

  Long-Term Corporate Portfolio - Seeks a high and stable level of interest income by investing in a widely diversified group of long-term bonds.

  Money Market Prime Portfolio - Seeks interest income and a stable share price by investing in short-term, high quality money market instruments issued by financial institutions, non-financial corporations and the U.S. government and its agencies.

  Wellesley Income Fund - Seeks a high level of income and long-term growth of income by investing in high-quality long-term and intermediate-term bonds and dividend-paying stocks.

  Wellington Fund - Seeks long-term growth of capital and income by investing in stocks and bonds.

  Index 500 Portfolio - Seeks long-term growth of capital by investing in the shares of companies included in the Standard & Poor's 500 index.

  Windsor II Fund - Seeks long-term growth of capital by investing in a diversified group of out-of-favor stocks of large capitalization companies.

  International Growth Portfolio - Seeks long-term growth of capital by investing in stocks of high quality, seasoned companies outside of the United States.

Loan Fund

This fund represents the principal balance of amounts loaned to participants.

SAIC Common Stock Fund

This fund purchases shares of SAIC Class A Common stock.

TRANSCORE RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS


ADMINISTRATION

The designated Trustee of the Plan is State Street Bank. The administration of the Plan is vested in the Company which may designate one or more persons to operate and administer the Plan. Expenses of administering the Plan are paid by the Company.

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.


NOTE 2 - SUMMARY ACCOUNTING POLICIES

INVESTMENT VALUATION AND INCOME RECOGNITION

The accompanying financial statements are prepared on the accrual basis of accounting.

Investments in the Vanguard mutual funds are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Loans to participants, short-term investments and cash are valued at cost which approximates fair value. SAIC Common Stock is carried at fair value. A general public market does not exist for SAIC's Common Stock; therefore, the fair market value of SAIC's Common Stock is determined pursuant to a stock price formula and valuation process which includes an appraisal prepared by an independent firm. Periodic determinations of the fair market value of SAIC's Common Stock are made by the Board of Directors, with the assistance of the independent appraisal firm. The Board of Directors of SAIC reserves the right to alter the formula.

Investment income is recorded when earned.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - REALIZED AND UNREALIZED GAINS AND LOSSES

Realized and unrealized gains and losses are calculated based upon the historical cost of assets. Such gains and losses are computed on a current value basis for the Form 5500. This difference may result in classification differences between realized and unrealized gains.


NOTE 4 - INCOME TAX STATUS

The TransCore Retirement Savings Plan is a qualified plan pursuant to Section 401(a) of the Internal Revenue Code ("the Code") and the related Trusts are exempt from federal taxation under Section 401(a) of the Code. A favorable tax determination letter dated March 24, 1994 has been received by the Plan. The Plan has been amended since receiving this determination letter. However, the Plan Administrator and the Plan's tax counsel believe that the Plan is designed and currently being operated in compliance with the applicable provisions of the Code. Accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

TRANSCORE RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - SUBSEQUENT EVENTS

Effective with the Plan year beginning January 1, 1998, the Vanguard Group will replace State Street Bank as the Trustee of the Plan.

                                                          ADDITIONAL INFORMATION
                                                                      SCHEDULE I
TRANSCORE RETIREMENT SAVINGS PLAN

FORM 5500 ITEM 27(a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1997
-----------------------------------------------------------------------------------------------------------------------------

IDENTITY OF                                                                   SHARES                               CURRENT
ISSUE                                               DESCRIPTION              OR UNITS           COST                VALUE
Mutual Funds:
       The Vanguard Group                   Vanguard Short-Term Federal        15,132         $ 150,544            $ 153,289
       of Investment                            Portfolio
       Companies
                                            Vanguard GNMA Portfolio            22,126           222,739              230,780

                                            Vanguard Long-Term Corporate
                                                Portfolio                     104,602           879,164              968,620

                                            Vanguard Money Market Prime
                                                Portfolio                     737,374           737,374              737,374

                                            Vanguard Wellesley Income Fund     22,674           444,083              495,658

                                            Vanguard Wellington Fund           89,453         2,062,957            2,634,417

                                            Vanguard Index 500 Portfolio       15,191         1,056,471            1,368,292

                                            Vanguard Windsor II Fund           61,179         1,457,772            1,750,943

                                            Vanguard International Growth
                                                Portfolio                      42,653           673,212              699,077

Participant Loans                           Due July 1998 to Oct. 2002;                          87,480               87,480
                                            7.4% - 12%
Common Stock:
      Science Applications
      International Corporation *           Class A Common Stock               73,700         1,392,907            2,563,314

Short-Term Investments                                                         77,983            77,650               77,983
      and Cash                                                                              -----------         ------------
                                              Total Investment Portfolio                    $ 9,242,353         $ 11,767,227
                                                                                            ===========         ============


*  Represents a party-in-interest.

                                                          ADDITIONAL INFORMATION
                                                                     SCHEDULE II
TRANSCORE RETIREMENT SAVINGS PLAN

FORM 5500 ITEM 27(b) - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
DECEMBER 31, 1997
--------------------------------------------------------------------



                      ORIGINAL     AMOUNT RECEIVED       UNPAID
   IDENTITY AND       AMOUNT    DURING REPORTING YEAR   BALANCE AT
ADDRESS OF OBLIGOR    OF LOAN   PRINCIPAL    INTEREST  END OF YEAR
Russell B Einarson
42 Blueberry Ridge
Westfield, MA 01085   $ 4,907    $ 803          $ 187    $ 2,333

Deborah Hoffman
314 Dimpsey Road
Hallifax, VA 17032    $ 4,400    $   -          $   -    $ 4,001

FORM 5500 ITEM 27(B) - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
DECEMBER 31, 1997
----------------------------------------------------------------------------------------------
                      DETAILED DESCRIPTION OF LOANS INCLUDING
                      DATE OF MAKING AND MATURITY, INTEREST RATE,
                      THE TYPE AND VALUE OF COLLATERAL, ANY
   IDENTITY AND       RENEGOTIATION OF THE LOAN AND THE TERMS OF            AMOUNT OVERDUE
ADDRESS OF OBLIGOR    THE RENEGOTIATION AND OTHER MATERIAL ITEMS          PRINCIPAL   INTEREST
Russell B Einarson
42 Blueberry Ridge    Loan date: 12/30/94; Maturity date: 1/6/00;
Westfield, MA 01085   Interest rate: 8.3%; Collateral - Vested balance    $ 2,333        $ -

Deborah Hoffman
314 Dimpsey Road      Loan date: 4/25/95; Maturity date: 7/6/00;
Hallifax, VA 17032    Interest rate: 9%; Collateral - Vested balance      $ 4,001        $ -


                                                          ADDITIONAL INFORMATION
                                                                     SCHEDULE II
TRANSCORE RETIREMENT SAVINGS PLAN

FORM 5500 ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
------------------------------------------------------------------------------------------------------------------------------

                TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE
                CURRENT VALUE OF PLAN ASSETS AS OF JANUARY 1, 1997

                                                                                       CONTRACT       CURRENT
                                                                                        VALUE/        VALUE ON
       PARTY             DESCRIPTION          NUMBER OF    PURCHASE       SELLING       COST OF     TRANSACTION       GAIN ON
     INVOLVED             OF ASSET          TRANSACTIONS    PRICE         PRICE         ASSET          DATE        TRANSACTION

     Vanguard        Index 500 Portfolio          8       $ 433,859                                  $ 433,859
                                                  2                      $ 459,202     $ 455,525                       $ 3,677

     Vanguard          Windsor II Fund            9       $ 396,693                                  $ 396,693
                                                  1                      $ 410,046     $ 407,083                       $ 2,963

       SAIC        SAIC Common Stock Fund         7       $ 198,597                                  $ 198,597
                                                  3                      $ 420,955     $ 420,955                       $     -
